Exhibit 10.13

ACTELIS NETWORKS, INC.

2015 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan. The purposes of this Plan are:

●	to attract and retain the best available personnel for positions of substantial responsibility,

●	to provide additional incentive to Employees, Directors and Consultants, and

●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units. Appendix A to this Plan shall apply only to participants in the Plan who are residents of the State of California. Appendix B to this Plan shall apply only to participants in the Plan who are residents of the State of Israel.

2.	Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity- based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” shall mean (a) any material breach by the Participant of any agreement to which the Participant and the Company are both parties, (b) any act (other than retirement) or omission to act by the Participant which may have a material and adverse effect on the Company’s business or on the Participant’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than minor traffic violations), or (c) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of the Company. Notwithstanding the foregoing definition, with respect to any particular Award and/or Award Agreement, if the Award Agreement includes another definition of Cause, then such definition, and not the definition contained herein, shall govern and control.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or

(ii) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subSection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a Section of the Code herein will be a reference to any successor or amended Section of the Code.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by the compensation committee of the Board, in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Actelis Networks, Inc., a Delaware corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(s) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(t) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(u) “Option” means a stock option granted pursuant to the Plan.

(v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(w) “Participant” means the holder of an outstanding Award.

(x) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(y) “Plan” means this 2015 Equity Incentive Plan.

(z) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(aa) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(bb) “Service Provider” means an Employee, Director or Consultant.

(cc) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(dd) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(ee) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3.	Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 128,999,152 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.	Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify, amend or add additional terms to each Award (subject to Section 18(c) of the Plan), including but not limited to, the discretionary authority to extend the post- termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(d)), as well as restrictions on transfer, rights of the Company to repurchase shares of Restricted Stock or Shares acquired upon exercise of Options;

(x) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 14;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.	Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.	Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Board, in its sole discretion, will determine.

(b) Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

(d) Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, unless otherwise determined by the Administrator in accordance with applicable law and regulations. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(e)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise, (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within ninety (90) days of termination, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within twelve (12) months of termination, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within twelve (12) months following the Participant’s death, or within such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(g) Vesting Schedule. Unless otherwise determined by the Board, the vesting schedule of each Option shall be as follows: four (4) year total vesting for each Option, where 25% of the underlying Shares for such Option shall vest after one (1) year from the vesting commencement date, and the remaining 75% of the underlying Shares for such Option shall vest in equal portions, on a quarterly basis, over the remaining three (3) year period.

7.	Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c) Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.	Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.	Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.	Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

11.	Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12.	Limited Transferability of Awards.

(a) Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

13.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award; provided, however, that the Administrator will make such adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant’s consent, including, without limitation, that either (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control (subject to the provisions of the proceeding paragraph); (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger of Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing or other alternative not listed hereinabove. In taking any of the actions permitted under this subsection 13(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

For the purposes of this subsection 13(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post- Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 13(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

14.	Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15.	No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws.

16.	Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.	Term of Plan. Subject to Section 21 of the Plan, the Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 18, it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

18.	Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.	Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Proxy. Each Participant, upon receipt of an Award, shall be deemed to have authorized the Company and each of its officers and to have granted the Company and each of its officers an irrevocable power of attorney and voting proxy, and shall execute written testament of such in such written form as may be prescribed by the Board. By this proxy, the Participant’s right to vote any acquired Shares shall be assigned to the proxy holder whose identity shall be determined by the Board, and who shall vote such shares on any issue brought before the stockholders of the v in accordance with the majority vote of the stockholders of the Company (as voted by the stockholders without taking such acquired shares in consideration). Such power of attorney and voting proxy shall expire and be of no further force and effect upon the consummation of an an initial underwritten public offering of the shares of the Company), an irrevocable power of attorney to execute in his/her behalf such instruments and documents. The Company and its stockholders shall each be deemed as a third party beneficiary of this paragraph with rights to enforce same against the Participant.

20.	Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21.	Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22.	Information to Participants. Beginning on the earlier of (i) the date that the aggregate number of Participants under this Plan is five hundred (500) or more and the Company is relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act and (ii) the date that the Company is required to deliver information to Participants pursuant to Rule 701 under the Securities Act, and until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is no longer relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act, or is no longer required to deliver information to Participants pursuant to Rule 701 under the Securities Act, the Company will provide to each Participant the information described in paragraphs (e)(3), (4), and (5) of Rule 701 under the Securities Act, not less frequently than every six (6) months with the financial statements being not more than 180 days old and with such information provided either by physical or electronic delivery to the Participants or by written notice to the Participants of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. The Company may request that Participants agree to keep the information to be provided pursuant to this Section confidential. If a Participant does not agree to keep the information to be provided pursuant to this Section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h- 1(f)(1) under the Exchange Act or Rule 701 of the Securities Act.

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APPENDIX A

ACTELIS NETWORKS, INC.

2015 EQUITY INCENTIVE PLAN

FOR CALIFORNIA RESIDENTS ONLY

This Appendix to the Actelis Networks, Inc. 2015 Equity Incentive Plan (the “Plan”) shall have application only to participants in the Plan who are residents of the State of California. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Appendix.

Notwithstanding any provision contained in the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Options and Restricted Stock Awards (collectively “Awards”) granted to residents of the State of California, until such time as the Common Stock becomes subject to registration under the Securities Act of 1933:

1.	Awards shall be nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Board, in its discretion, may permit distribution of an Award to an inter vivos or testamentary trust in which the Award is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in Rule 16a-1(e) of the United States Exchange Act of 1934.

2.	Unless employment is terminated for Cause, the right to exercise any vested part of an Option in the event of termination of employment, to the extent that the optionee is otherwise entitled to exercise an Option on the date employment terminates, shall be

(a) at least six months from the date of termination of employment if termination was caused by death or permanent disability; and

(b) at least 30 days from the date of termination if termination of employment was caused by other than death or permanent disability;

(c) but in no event later than the remaining term of the Option.

3.	Any Award exercised before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained within 12 months of the Board’s adoption of the Plan.

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APPENDIX A

ACTELIS NETWORKS, INC.

2015 STOCK INCENTIVE PLAN

SUB-PLAN FOR GRANTEES SUBJECT TO ISRAELI TAXATION

This Sub-Plan (“Sub-Plan”) to the 2015 Actelis Networks, Inc. Equity Incentive Plan (the “Plan”) is hereby established effective as of May 10, 2015.

1. Definitions

As used herein, the following terms shall have the meanings hereinafter set forth, unless the context clearly indicates to the contrary. Any capitalized term used herein which is not specifically defined in this Sub-Plan shall have the meaning set forth in the Plan.

1.1 “Additional Rights” means any distribution of rights, including an issuance of bonus shares and stock dividends (but excluding cash dividends), in connection with 102 Trustee Awards (as defined below) and/or the Exercised Shares (as defined below).

1.2 “Affiliated Company” for purposes of eligibility under the Sub-Plan shall mean a Parent, Subsidiary, sister or other affiliated company of the Company, provided however that any affiliated entity shall be an “employing company” within the meaning of such term in Section 102 of the Ordinance.

1.3 “Controlling Shareholder” - shall have the same meaning ascribed to it in Section 32(9) of the Ordinance (as defined below).

1.4 “Election” – the right of the Company, with respect to grant of 102 Trustee Awards, to choose either one of the following tax tracks – “Capital Gains Tax Track” or “Ordinary Income Tax Track”, as provided in and in accordance with the Section 102.

1.5 “Employee” - shall have the same meaning ascribed to it in the Plan, provided however, with regard to 102 Trustee Awards and 102 Non-Trustee Awards (as defined below), “Employee” includes directors and office holders (“Nosei Misra” as such term is defined in the Israeli Companies Law), and excludes any person who is a Controlling Shareholder prior to and/or after the issuance of the Options.

1.6 “Fair Market Value” - solely for the purposes of 102 Trustee Awards, if and to the extent Section 102 prescribes a specific mechanism for determining the Fair Market Value of shares issued pursuant to the exercise of Options or Restricted Stock Awards (“Exercised Shares”), then notwithstanding the definition in the Plan, the Fair Market Value of 102 Trustee Awards shall be as prescribed in Section 102, if applicable.

1.7 “102 Non-Trustee Award” – 102 Non-Trustee Option and/or a 102 Non-Trustee RSA.

1.8 “102 Non-Trustee Option” – an Option granted not through a Trustee in accordance with and pursuant to Section 102.

1.9 102 Non-Trustee RSA” – a Restricted Stock Award granted not through a Trustee in accordance with and pursuant to Section 102.

1.10 “3(i) Award” – 3(i) Option and/or 3(i) RSA.

1.11 “3(i) Option” – an Option granted pursuant to Section 3(i) of the Ordinance.

1.12 “3(i) RSA” – a Restricted Stock Award granted pursuant to Section 3(i) of the Ordinance.

1.13 “Lock-up Period” means the period during which the 102 Trustee Awards granted to a Participant or, the Exercised Shares, as well as any Additional Rights distributed in connection therewith are to be held by the Trustee (as defined below) on behalf of the Participant, in accordance with Section 102 (as defined below) and pursuant to the tax track which the Company elects.

1.14 “Ordinance” - the Israeli Income Tax Ordinance [New Version], 1961, and the rules and regulations promulgated thereunder, as are in effect from time to time, and any similar successor rules and regulations.

1.15 “Restricted Stock Award” – means an Award of Restricted Stock.

1.16 “Section 102” – Section 102 of the Ordinance and the rules and regulations promulgated thereunder, as are in effect from time to time, and any similar successor rules and regulations.

1.17 “Trustee” - the trustee designated or replaced by the Company and/or applicable Affiliated Company for the purposes of the Plan and approved by the Israeli Tax Authorities all in accordance with the provisions of Section 102.

1.18 “Trust Note” means a written agreement between the Company and the Trustee, which sets forth the terms and conditions of the trust and is in accordance with the provisions of Section 102.

1.19 “102 Trustee Award” – 102 Trustee Option and/or 102 Trustee RSA.

1.20 “102 Trustee Option” – an Option granted through a Trustee in accordance with and pursuant to Section 102.

1.21 “102 Trustee RSA” – a Restricted Stock Award granted through a Trustee in accordance with and pursuant to Section 102.

2. General

2.1 The purpose of this Sub-Plan is to establish certain rules and limitations applicable to Options and/or Restricted Stock Awards granted to Participants, the grant of Restricted Stock Awards and/or Options to whom (or the exercise thereof by whom) are subject to taxation by the Israeli Income Tax (“Israeli Grantees”), in order that such Restricted Stock Awards and/or Options may comply with the requirements of Israeli law, including, if applicable, Section 102.

2.2 The Plan and this Sub-Plan are complementary to each other and shall be read and deemed as one. In the event of any contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions of this Sub-Plan shall prevail with respect to Options and/or Restricted Stock Awards granted to Israeli Grantees.

2.3 Options and/or Restricted Stock Awards may be granted pursuant to this Sub-Plan under any tax track as applicable under the Ordinance and the rules and regulation thereunder to Israeli Grantees.

3. Eligibility

Subject to the terms and conditions of the Plan, 102 Trustee Awards and 102 Non-Trustee Awards may be granted only to Employees of the Company or any Affiliated Company, provided that such Affiliated Company is an “employing company” within the meaning of Section 102(a) of the Ordinance. Section 3(i) Options may be granted only to Non-Employees and/or Employees who are Controlling Shareholders prior to and/or after the issuance of the Awards.

4. Administration

Without derogating from the powers and authorities of the Board detailed in the Plan, the Board shall have the sole and full discretion and authority, without the need to submit its determinations or actions to the stockholders of the Company for their approval or authorization, unless such approval is required to comply with applicable mandatory law, to administer this Sub-Plan and to take all actions related hereto and to such administration, including without limitation the performance, from time to time and at any time, of any and all of the following:

a.	the determination of the specific tax track per each Options and/or Restricted Stock Awards under the Plan.

b.	the Election;

c.	the appointment of the Trustee;

d.	the adoption of forms of Option Agreements and/or Restricted Stock Agreements to be applied with respect to Israeli Grantees (respectively, the “Israeli Option Agreement” and the “Israeli Restricted Stock Agreement”), incorporating and reflecting, inter alia, relevant provisions regarding the grant of Options or Restricted Stock Awards, as the case may be, in accordance with this Sub-Plan, and the amendment or modification from time to time of the terms of such Israeli Option Agreements and/or Israeli Restricted Stock Agreements.

5. 102 Trustee Awards

5.1 Grant in the Name of Trustee:

a.	Notwithstanding anything to the contrary in the Plan, 102 Trustee Options and/or 102 Trustee RSAs granted hereunder shall be granted to, and the Exercised Shares and all rights attached thereto (including bonus shares) shall be issued to, the Trustee, and all shall be registered in the name of the Trustee, who shall hold them in trust for the benefit of the Employees at least for the applicable Lock-up Period.

b.	Upon the expiration of the Lock-up Period and subject to any further period included in the Plan and/or in Participant’s individual agreement, the Trustee may release 102 Trustee Awards or Exercised Shares to Employee only after the Employee’s full payment of his or her tax liability in connection therewith due pursuant to the Tax Ordinance and the Rules. Notwithstanding the above, in the event that an Employee shall elect to release 102 Trustee Awards or the Exercised Shares prior to the expiration of the Lock-up Period, the sanctions under Section 102 shall apply to and shall be borne solely by the Employee.

c.	Notwithstanding anything to the contrary in the Plan, the date of grant of a 102 Trustee Award shall be the date determined by the Board to be the effective date of the grant of the 102 Trustee Award to an Israeli Grantee, or, if the Board has not determined such effective date, the date of the resolution of the Board approving the grant of such Options and/or Restricted Stock Awards, which in the case of 102 Trustee Awards shall not be before the lapse of 30 days (or such other period which may be determined by the Ordinance from time to time) from the date upon which the Plan is first submitted to the relevant Israeli Tax Authorities, or after a shorter period, if approved by the Israeli Tax Authorities. Notwithstanding the above, if within ninety (90) days’ following the delivery of such submission to the Israeli Tax Authorities, the tax officer notifies the Company of its decision not to approve the Plan and/or the Sub-Plan, the Awards, which were intended to be granted as 102 Trustee Awards, shall be deemed to be 102 Non-Trustee Awards, unless otherwise was approved by the tax officer.

d.	Upon receipt of a 102 Trustee Award, an Employee will sign an agreement, which shall be deemed as the Employee’s undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, the Sub-Plan and any right received by the Employee in connection therewith.

5.2 Exercise of Vested 102 Trustee Awards:

Unless other procedures shall be determined from time to time by the Board and notified to the Israeli Grantees, the mechanism of exercising vested 102 Trustee Awards shall be in accordance with the provisions of the Plan, except that any notice of exercise of 102 Trustee Awards shall be made in such form and method in compliance with the provisions of Section 102 and shall also be delivered in copy to the authorized representative of the Affiliated Company with which the Israeli Grantee is employed and/or engaged, if applicable, and to the Trustee.

5.3 Restrictions on Transfer:

a.	Except to the extent expressly provided herein, the Exercised Shares shall be subject to the provisions of the Company’s Bylaws and the Company’s Certificate of Incorporation, as may be amended from time to time.

b.	Subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, the Employee shall provide the Company and the Trustee with a written undertaking and confirmation under which the Israeli Grantee confirms that he/she is aware of the provisions of Section 102 and the Elected tax track and agrees to the provisions of the Trust Note between the Company and the Trustee, and undertakes not to release, by sale or transfer, the 102 Trustee RSAs and/or the 102 Trustee Options, and the Exercised Shares, and any and all Additional Rights attached thereto prior to the lapse of the Lock Up Period. The Israeli Grantee shall not be entitled to sell or release from trust the 102 Trustee RSAs and/or the 102 Trustee Options and the Exercised Shares, nor any Additional Right attached thereto, nor to request the transfer or sale of any of the same to any third party, before the lapse of the Lock Up Period. Notwithstanding the above, if any such sale or transfer occurs during the Lock Up Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Israeli Grantee.

c.	Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Sub-Plan, the Israeli Option Agreement and/or the Israeli Restricted Stock Agreement and applicable law, the Trustee shall not release, by sale or transfer, Exercised Shares, and all Additional Rights attached thereto to the Israeli Grantee, or to any third party to whom the Israeli Grantee wishes to sell the Exercised Shares (unless the contemplated transfer is by will or laws of descent) unless and until the Trustee has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Company and the Trustee. For the removal of doubt, it is clarified that the Trustee may release by sale or transfer to a third party only Exercised Shares (and not Restricted Stock Awards and/or Options).

5.4 Rights as Stockholder, Voting:

Without derogating from the provisions of the Plan, it is hereby further clarified that with respect to Exercised Shares, as long as they are registered in the name of the Trustee, the Trustee shall be the registered owner of such shares. Notwithstanding, the Trustee shall not exercise the voting rights conferred by such Exercised Shares in any way whatsoever. In the event the right to vote such Exercised Shares is held by the Trustee pursuant to Section 102, then upon the deposit of any Exercised with the Trustee, Trustee shall execute a voting proxy in such form as may be prescribed by the Board, subject to the provisions of Section 102.

5.5 Additional Rights:

Any Additional Rights distributed, if any, with regard to Exercised Shares and/ or 102 Trustee Awards, while held by the Trustee, shall be deposited with, issued to and/ or registered in the name of (as applicable) the Trustee for the benefit of the Employees, and shall be held by the Trustee for the applicable Lock-up Period in accordance with the provisions of Section 102 and the Ordinance. All provisions applying to such Exercised Shares shall apply Additional Rights issued by virtue thereof, if any, mutatis mutandis.

6. 102 Non-Trustee Awards

6.1 102 Non-Trustee Awards granted hereunder shall be granted to, and the Exercised Shares shall be issued to, the Israeli Grantee.

6.2 Without derogating from and subject to the above, and to all other applicable restrictions in the Plan, this Sub-Plan, the Israeli Option Agreement and/or the Israeli Restricted Stock Agreement and applicable law, the Exercised Shares issued pursuant to the exercise of the 102 Non-Trustee Awards, and all rights attached thereto (including bonus shares) shall not be transferred unless and until the Company has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Company.

6.3 An Israeli Grantee to whom 102 Non-Trustee Awards are granted must provide, upon termination of his/her employment, a surety or guarantee to the satisfaction of the Company, to secure payment of all taxes which may become due upon the future transfer of his/her Exercised Shares to be issued upon the exercise of his/her outstanding 102 Non-Trustee Awards, all in accordance with the provisions of Section 102.

7. 3(i) Awards

7.1 3(i) Awards granted hereunder shall be granted to, and the Exercised Shares shall be issued to, the Israeli Grantee.

7.2 Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Sub-Plan, the Israeli Option Agreement and/or the Israeli Restricted Stock Agreement and applicable law, the Exercised Shares issued pursuant to the exercise of the 3(i) Awards and all rights attached thereto (including bonus shares) shall not be transferred unless and until the Company has either withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Company.

7.3 The Company may require, as a condition to the grant of the 3(i) Awards, that an Israeli Grantee to whom 3(i) Awards are to be granted, provide a surety or guarantee to the satisfaction of the Company, to secure payment of all taxes which may become due upon the future transfer of his/her Exercised Shares to be issued upon the exercise of his/her outstanding 3(i) Awards.

8. Tax Consequences

Without derogating from and in addition to any provisions of the Plan, any and all tax and/or other mandatory payment consequences arising from the grant or exercise of Options and/or Restricted Stock Awards, the payment for or the transfer or sale of Exercised Shares, or from any other event or act in connection therewith (including without limitation, in the event that the Options and/or the Restricted Stock Awards do not qualify under the tax classification/tax track in which they were intended) whether of the Company, an Affiliated Company, the Trustee or the Israeli Grantee, including without limitation any non-compliance of the Israeli Grantee with the provisions hereof, shall be borne solely by the Israeli Grantee. The Company, any applicable Affiliated Company, and the Trustee, may each withhold (including at source), deduct and/or set-off, from any payment made to the Israeli Grantee, the amount of the taxes and/or other mandatory payments the withholding of which is required with respect to the Options and/or the Restricted Stock Awards and the Exercised Shares. Furthermore, each Israeli Grantee shall indemnify the Company, the applicable Affiliated Company and the Trustee, or any one thereof, and to hold them harmless from any and all liability for any such tax and/or other mandatory payments or interest or penalty thereupon, including without limitation liabilities relating to the necessity to withhold, or to have withheld, any such tax and/or other mandatory payments from any payment made to the Israeli Grantee.

Without derogating from the aforesaid, each Israeli Grantee shall provide the Company and/or any applicable Affiliated Company with any executed documents, certificates and/or forms that may be required from time to time by the Company or such Affiliated Company in order to determine and/or establish the tax liability of such Israeli Grantee.

Without derogating from the foregoing, it is hereby clarified that the Israeli Grantee shall bear and be liable for all tax and other consequences in the event that his/her 102 Trustee Awards, the Exercised Shares and/or the Additional Rights issued pursuant to the exercise thereof are not held for the entire Lock Up Period, all as provided in Section 102.

The Company and or when applicable the Trustee shall not be required to release any Share Certificate to an Israeli Grantee until all required payments have been fully made.

9. Currency Exchange Rates

Except as otherwise determined by the Board, all monetary values with respect to Options and/or Restricted Stock Awards granted pursuant to this Sub-Plan, including without limitation the Fair Market Value and the exercise price of each Option and/or Restricted Stock Award, shall be stated in United States Dollars. In the event that such exercise price is in fact to be paid in New Israeli Shekels, at the sole discretion of the Board, the conversion rate shall be the last known representative rate of the US Dollar to the New Israeli Shekels on the date of payment.

10. Subordination to the Ordinance

The Options, the Restricted Stock Awards, the Plan, this Sub-Plan and any applicable Israeli Option Agreements and/or Israeli Restricted Stock Agreements are subject to the applicable provisions of the Ordinance, which shall be deemed an integral part of each, and which shall prevail over any term that is inconsistent therewith.

11. Governing Tax Law

The provisions in the Plan relating specifically to the tax status of Awards granted in the U.S shall not apply to Awards granted under this Israeli Sub-Plan. This Sub-Plan and all instruments issued thereunder or in connection therewith shall be governed by and construed and enforced in accordance with the tax laws of the State of Israel, without giving effect to the principles of conflict of laws.

12. Effectiveness

This Sub-Plan shall be effective with respect to Options granted prior to or after its adoption by the Company.

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